                                                                   EXHIBIT 4.6

                              November 21, 1995


CLEAN HARBORS ENVIRONMENTAL
     SERVICES, INC.
CLEAN HARBORS TECHNOLOGY
     CORPORATION
CLEAN HARBORS KINGSTON FACILITY
     CORPORATION
CLEAN HARBORS OF BRAINTREE, INC.
CLEAN HARBORS OF CHICAGO, INC.
CLEAN HARBORS OF NATICK, INC.
CLEAN HARBORS OF CONNECTICUT, INC.
MURPHY'S WASTE OIL SERVICE, INC.
CLEAN HARBORS OF CLEVELAND, INC.
MR. FRANK, INC.
SPRING GROVE RESOURCE RECOVERY, INC.

     Re:  Additional Revolving Loans and Cash Collateral
          ----------------------------------------------

Gentlemen:

          Reference is made to the Loan and Security Agreement dated May 8, 1995, as amended, between you and the undersigned (the "Loan Agreement"). We have received $2,000,000 in cash collateral (the "Cash Collateral") from Alan McKim (the "Pledgor") pursuant to a Cash Collateral Agreement of even date. All capitalized terms not otherwise defined herein shall have the meanings given such terms in the Loan Agreement.

          The Lender agrees with the Borrowers as follows:

          (1) Subject to the provisions of Section 4.2 of the Loan Agreement, we agree to make additional Revolving Loans to Borrowers on a dollar for dollar basis with the Cash Collateral provided that such Cash Collateral is at all times fully available to Lender as collateral security for the Obligations pursuant to the Cash Collateral Agreement.

          (2) The Lender agrees to make additional Revolving Loans to Borrowers in excess of the limits set forth in section 2 of the Loan Agreement and in paragraph (1) of this letter agreement, in an aggregate amount not exceeding $2,000,000 (the "Overadvance Limit") at any time, with such Overadvance Limit to be reduced each week by $200,000 and the amount of Revolving Loans in excess of the Overadvance Limit, as so reduced, repaid to such level commencing on November 27, 1995 and on the Monday of each calendar week thereafter, with the full amount of the Revolving Loans

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made under this paragraph (2) plus accrued and unpaid interest thereon to be due and payable on January 29, 1996.

          (3) For the period ending 90 days from the date hereof, Lender waives the limitation set forth on Schedule 9.11 to the Loan Agreement requiring that the Borrowers maintain Excess Availability of not less than $4,500,000 before making any distributions to Parent but solely with respect to distributions to Parent that pay obligations described in clauses (a) and (e) of Schedule 9.11.

          (4) The Borrowers shall pay the Lender an overadvance fee of $30,000, which overadvance fee shall be fully earned and payable upon Borrowers' execution of this letter agreement.

          This letter agreement shall be deemed to be a Financing Agreement and incorporates by reference all the terms of the Loan Agreement. All Revolving Loans made hereunder shall be deemed to be Obligations incurred under and subject to the benefits of the Financing Agreements including, without limitation, that such loans shall be secured by a first priority lien on all the Collateral.

          If you accept and agree to the foregoing please sign and return the enclosed copy of this letter. Thank you.

                                       Very truly yours,

                                       CONGRESS FINANCIAL CORPORATION
                                       (NEW ENGLAND)


                                       By: /s/ Marc E. Swartz
                                          ---------------------------
                                          Name: Marc E. Swartz
                                               ----------------------
                                          Title: Vice President
                                                ---------------------

AGREED:
------

CLEAN HARBORS ENVIRONMENTAL
SERVICES, INC.


By: /s/ Stephen Moynihan
   --------------------------
   Name: Stephen Moynihan
        ---------------------
   Title: Vice President
         --------------------

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

CLEAN HARBORS TECHNOLOGY
CORPORATION


By: /s/ Stephen Moynihan
   --------------------------
   Name: Stephen Moynihan
        ---------------------
   Title: Vice President
         --------------------


CLEAN HARBORS KINGSTON FACILITY
CORPORATION


By: /s/ Stephen Moynihan
   --------------------------
   Name: Stephen Moynihan
        ---------------------
   Title: Vice President
         --------------------


CLEAN HARBORS OF BRAINTREE, INC.


By: /s/ Stephen Moynihan
   --------------------------
   Name: Stephen Moynihan
        ---------------------
   Title: Vice President
         --------------------


CLEAN HARBORS OF CHICAGO, INC.


By: /s/ Stephen Moynihan
   --------------------------
   Name: Stephen Moynihan
        ---------------------
   Title: Vice President
         --------------------


CLEAN HARBORS OF NATICK, INC.


By: /s/ Stephen Moynihan
   --------------------------
   Name: Stephen Moynihan
        ---------------------
   Title: Vice President
         --------------------



CLEAN HARBORS OF CONNECTICUT, INC.


By: /s/ Stephen Moynihan
   --------------------------
   Name: Stephen Moynihan
        ---------------------
   Title: Vice President
         --------------------

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

MURPHY'S WASTE OIL SERVICE, INC.


By: /s/ Stephen Moynihan
   --------------------------
   Name: Stephen Moynihan
        ---------------------
   Title: Vice President
         --------------------


CLEAN HARBORS OF CLEVELAND, INC.


By: /s/ Stephen Moynihan
   --------------------------
   Name: Stephen Moynihan
        ---------------------
   Title: Vice President
         --------------------


MR. FRANK, INC.


By: /s/ Stephen Moynihan
   --------------------------
   Name: Stephen Moynihan
        ---------------------
   Title: Vice President
         --------------------


SPRING GROVE RESOURCE RECOVERY, INC.


By: /s/ Stephen Moynihan
   --------------------------
   Name: Stephen Moynihan
        ---------------------
   Title: Vice President
         --------------------

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